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                                                                    EXHIBIT 12.2



                            ALLEGIANCE TELECOM, INC.



            COMPUTATION OF RATIO OF EARNINGS (LOSS) TO FIXED CHARGES


        PERIOD FROM INCEPTION (APRIL 22, 1997) THROUGH DECEMBER 31, 1997



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
                                                                             PRO FORMA
                                                                  --------------------------------
                                                                   AS ADJUSTED     AS ADJUSTED FOR
                                                                  FOR THE EQUITY   THE EQUITY AND
                                                      ACTUAL         OFFERING      DEBT OFFERINGS
                                                    -----------   --------------   ---------------
Earnings:
  Net loss........................................  $(3,687,960)  $(231,325,659)    $(249,637,534)
  Add: Fixed charges..............................           --      22,545,119        40,856,994
                                                    -----------   -------------     -------------
                                                     (3,687,960)   (208,780,540)     (208,780,540)
Fixed charges:
  Interest in indebtedness........................           --      21,691,023        39,501,440
  Amortization of debt discount and debt issuance
     costs........................................           --         854,096         1,355,554
  Interest portion of rental and lease expense....           --              --                --
                                                    -----------   -------------     -------------
                                                             --      22,545,119        40,856,994
Deficiency of earnings available to cover
  fixed charges...................................  $(3,687,960)  $(231,325,659)    $(249,637,534)
                                                    ===========   =============     =============
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